The Allied Defense Group, Inc.

THE ALLIED DEFENSE GROUP ANNOUNCES FIRST QUARTER 2009
FINANCIAL RESULTS

VIENNA, Va., May 14, 2009 — The Allied Defense Group, Inc. (NYSE Amex: ADG), a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products for use by the U.S. and foreign governments, today announced results for the quarter ending March 31, 2009.

Highlights:

•	Revenue of $31.5 million, an increase of 18% over the first quarter of 2008

•	Net loss of $0.3 million, compared to a net loss of $3.3 million during the first quarter of 2008

•	EBITDA* from continuing operations of $1.6 million

•	Funded, committed backlog of $158.5 million as of March 31, 2009

“We are continuing to execute on our priorities,” said Major General (Ret) John J. Marcello, President and Chief Executive Officer of The Allied Defense Group. “We are focused on realizing the significant value our backlog represents, improving our operational efficiency, and securing the funding necessary to support our short-term working capital needs. We are pursuing a number of available options to ensure that we accomplish our objectives.”

“We are also continuing to grow our ammunition services business and we are advancing our various engagements around the world, reflecting the repositioning of the Company toward our core competency in ammunition,” concluded Major General Marcello.

Business Segment Details:

Mecar SA

•	Revenue of $26.7 million, an increase of 4% over the first quarter of 2008

•	Backlog of $109.5 million as of March 31, 2009

Mecar USA

•	Revenue of $4.8 million, an increase of $3.7 million over the first quarter of 2008

•	Backlog of $49.0 million as of March 31, 2009

First Quarter Summary

Revenue was $31.5 million in the first quarter of 2009, up 18% over the same period of 2008. Gross margin was 15% in the first quarter of 2009, compared to 22% for the same period in 2008. Lower gross margins in the current quarter resulted from lower margins at Mecar SA associated with mix. In addition, Mecar USA, a business with lower margins than Mecar SA, saw an increase in its revenue base and gross profit, but overall profit margins were compressed.

Net loss from continuing operations was $1.4 million in the first quarter of 2009, compared to a net loss of $2.7 million during the same period of 2008. Diluted loss per share from continuing operations was $0.17 in the first quarter of 2009, compared to a loss of $0.33 during the same period of 2008. EBITDA from continuing operations was $1.6 million in the first quarter of 2009, compared to $2.1 million during the same period of 2008.

As of March 31, 2009, the Company’s firm committed backlog was $158.5 million, compared to $155.7 million as of March 31, 2008.

At March 31, 2009, the Company had $1.9 million cash on hand. For the three months ended March 31, 2009, the Company used cash of $9.5 million from operating activities associated with the growth of working capital. This use of cash was funded with available cash balances and short term financing.

Looking forward, as we have said previously, cash has historically been tight during the summer months. We have several short-term options available to us to manage through these working capital constraints, and we are continuing to work to put a longer-term working capital facility in place. The expectation is that the situation will improve in September with a significant increase in collection of cash receivables.

Results from continuing operations in the current period were negatively impacted by $0.7 million of unrealized loss associated with a forward currency contract. This loss was partially offset by a net gain from the fair value of notes and warrants of $0.2 million. As compared to the prior period, selling and administrative expenses declined by 15%, or $0.8 million, and interest expense declined by 49%, or $0.8 million. The reduced operating expense reflects the transition of the Company to an ammunition-focused business.

Conference Call

The Company will host a conference call to discuss these results today, May 14, 2009, at 4:30 p.m. (ET). To access the conference call, interested parties may call (888) 262-8790 within the United States or (913) 312-1403 outside the United States. A replay of the call will be available from approximately 7:30 p.m. (ET) today, May 14, 2009, through 11:59 p.m. (ET) on May 21, 2009. To access the replay, please call (888) 203-1112 in the United States, or (719) 457-0820 outside the United States, and enter the following code: 1859041.

The Allied Defense Group, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands of Dollars, except per share and share data)

		Three Months Ended March 31,
		2009	2008
Revenue		$31,548	$26,795

Cost and expenses
	Cost of sales	26,718	20,988
	Selling and administrative	4,212	4,973
	Research and development	492	552

	Operating income	126	282

Other income (expenses)
	Interest income	35	158
	Interest expense	(864)	(1,690)
	Net gain (loss) on fair value of senior
	convertible notes and warrants	239	(1,233)
	Loss from foreign exchange contracts	(662)	-
	Other-net	(247)	(67)
		(1,499)	(2,832)

	Loss from continuing operations before income taxes	(1,373)	(2,550)
Income tax expense		—	128

Loss from continuing operations		(1,373)	(2,678)

Income (loss) from discontinued operations, net of tax
	Gain on sale of subsidiaries	946	113
	Income (loss) from discontinued operations	110	(730)

	Net income (loss) from discontinued operations	1,056	(617)

	NET LOSS	$(317)	$(3,295)

Earnings (Loss) per share — basic and diluted:
	Net loss from continuing operations	$(0.17)	$(0.33)
	Net income (loss) from discontinued
	operations, net of tax	0.13	(0.08)
	Total loss per share — basic and diluted	$(0.04)	$(0.41)

Weighted average number of common shares:
	Basic and Diluted	8,079,972	8,013,156

The Allied Defense Group, Inc
Calculation of EBITDA from continuing operations
(Unaudited)
(All amounts are in thousands of U.S. Dollars)

		Three months ended March 31,
		2009	2008
Consolidated Net Loss from continuing operations		$(1,373)	$(2,678)
Any extraordinary or non recurring gains or losses
	(Gain) loss from fair value of notes and warrants	(239)	1,233
Loss from Sale of Fixed Assets		—	231
	Non-cash expenses associated with stock compensation expense	141	182

	Adjusted Net Loss from continuing operations	$(1,471)	$(1,032)
Interest Income		(35)	(158)
Interest Expense		864	1,690
Income tax expense		—	128
	Depreciation and Amortization Expense	1,023	1,310
Any non-cash transactions:
	Foreign currency losses	963	70
	Adjustments related to Inventory	193	114
	Other non-cash charges	29	—

	Consolidated EBITDA	$1,566	$2,122

*Earnings before interest, taxes, depreciation and amortization, non-cash stock compensation and payments, non-cash charges that do not result in future cash obligations, any extraordinary or non recurring gains (losses) and any non-cash transactions (EBITDA) is not intended to present a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). Nor should Consolidated EBITDA from continuing operations be considered as an alternative to statements of cash flows as a measure of liquidity. Consolidated EBITDA from continuing operations is included herein as means to measure operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies. The measurement of EBITDA from continuing operations, as provided above, is defined in the terms of the Company’s senior secured convertible notes that were repaid in January 2009 and may not reflect EBITDA from continuing operations as calculated by other parties. The above table reconciles GAAP Net Loss from continuing operations to EBITDA from continuing operations for the reported periods.

The Allied Defense Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands of Dollars, except per share and share data)

	March 31,	December 31,
ASSETS	2009	2008 (a)
Current Assets
Cash and cash equivalents	$1,888	$8,816
Restricted cash	17,540	9,666
Accounts receivable, net	23,261	12,646
Costs and accrued earnings on uncompleted contracts	29,046	21,999
Inventories, net	22,956	21,508
Contracts in progress	5,167	1,469
Prepaid and other current assets	3,915	3,137
Assets held for sale	4,555	4,474
Total current assets	108,328	83,715

Property, Plant and Equipment, net	17,714	19,525

Other Assets	424	459

Intangible assets, net
Long-term inventory	3,072	2,412
Other assets	459	251
Total other assets	3,531	2,663

TOTAL ASSETS	$126,466	$103,699

CURRENT LIABILITIES
Current maturities of senior secured convertible notes	$-	$933
Bank overdraft facility	5,089	381
Current maturities of long-term debt	2,871	2,659
Current maturities of foreign exchange contract	654	405
Notes payable		—
Accounts payable	16,440	14,536
Accrued liabilities	21,904	16,099
Customer deposits	32,021	16,731
Belgium social security	2,041	3,522
Income taxes	3,792	3,913
Liabilities held for sale	1,260	1,316
Total current liabilities	86,072	60,495

LONG TERM OBLIGATIONS
Long-term debt, less current maturities	5,826	6,681
Long-term foreign exchange contract, less current maturities	1,399	1,072
Derivative instrument	84	318
Other long-term liabilities	655	682
Total long-term obligations	7,964	8,753

TOTAL LIABILITIES	94,036	69,248

CONTINGENCIES AND COMMITMENTS
STOCKHOLDERS’ EQUITY
Preferred stock, no par value; authorized 1,000,000 shares; none issued	-	-
Common stock, par value, $.10 per share; authorized 30,000,000 shares;
issued and outstanding, 8,084,748 at March 31, 2009 and 8,079,509 at
December 31, 2008	809	808
Capital in excess of par value	56,070	55,912
Accumulated deficit	(38,668)	(38,351)
Accumulated other comprehensive income	14,219	16,082
Total stockholders' equity	32,430	34,451

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$126,466	$103,699

About The Allied Defense Group, Inc.

The Allied Defense Group, Inc. is a multinational defense company focused on the manufacture, sale and distribution of ammunition and ammunition-related products for use by the U.S. and foreign governments.

For more information, please visit our web site: www.allieddefensegroup.com.

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

Contact:

Geoff Grande, CFA
FD
P: 617-747-1721
F: 617-897-1511
geoff.grande@fd.com

SOURCE: The Allied Defense Group, Inc.

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